Exhibit 99.1

TSS, INC. REPORTS THIRD QUARTER 2015 RESULTS

ROUND ROCK, TX – November 16, 2015 – TSS, Inc. (Other OTC: TSSI), a data center and mission critical facilities and technology services company, reported results for its third quarter ended September 30, 2015.

Third Quarter Highlights:

●	Third quarter 2015 revenue of $6.3 million compared with $6.2 million in the third quarter of 2014 and $5.8 million in the second quarter of 2015. Year-to-date 2015 revenue of $19.4 million compared to $19.6 million in 2014.
●	Gross margin of 32% in the third quarter of 2015 compared with 35% in the third quarter of 2014. Year-to-date gross margin of 30% in 2015 and 31% in 2014.
●	Reduced operating expenses by 8% year-to-date compared to 2014.
●	Net loss of $0.6 million or $(0.04) per share, compared to a net loss of $0.4 million or $(0.02) per share in the third quarter of 2014.
●	Adjusted EBITDA loss of $252,000 compared with Adjusted EBITDA loss of $93,000 in the third quarter of 2014 and an Adjusted EBITDA loss of $841,000 in the second quarter of 2015. Year-to-date Adjusted EBITDA loss of $1.2 million is a 26% reduction from Adjusted EBITDA loss of $1.6 million in 2014.

“Our third quarter results improved sequentially as our business ramped throughout the quarter,” said Anthony Angelini, President and Chief Executive Officer of TSS. “We see the business continuing to improve further in the fourth quarter and into 2016. We anticipate strong revenue growth and positive Adjusted EBITDA in the fourth quarter of this year.”

“We have a great portfolio of services and customer relationships and believe our service offering for data center lifecycle management will result in significant growth in the future,” stated Angelini.

Quarterly Conference Call Details

The Company has scheduled a conference call to discuss the third quarter 2015 financial results for today at 4:30 PM Eastern. To participate on the conference call, please dial 877-691-2551 toll free from the U.S., or 630-691-2747 for international callers. The conference code is 41077154#. Investors may also access a live audio web cast of this conference call under the “events” tab on the investor relations section of the Company's website at http://ir.totalsitesolutions.com/events.cfm.

An audio replay of the conference call will be available approximately one hour after the conclusion of the call and will be made available until December 16, 2015. The audio replay can be accessed by dialing 1-888-843-7419 in the U.S. or 630-652-3042 toll free then enter conference ID number 4107 7154#. Additionally, a replay of the webcast will be available on the Company’s website approximately two hours after the conclusion of the call and will remain available for 90 calendar days.

About Non-GAAP Financial Measures

Adjusted EBITDA and Normalized Adjusted EBITDA are supplemental financial measures not defined under Generally Accepted Accounting Principles (GAAP). We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, and provision for bad debts. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding non-cash items that may, or could, have a disproportionate positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

We define Normalized Adjusted EBITDA as Adjusted EBITDA before restructuring charges, acquisition expenses and certain other costs. We present Normalized Adjusted EBITDA because we believe it is helpful in comparing our operating results across reporting periods on a consistent basis by excluding from Adjusted EBITDA certain items that do not directly correlate to our business and may, or could, have a disproportionate positive or negative impact on our performance during a particular period. Similar to Adjusted EBITDA, we also use Normalized Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

Adjusted EBITDA and Normalized Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA and Normalized Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA and Normalized Adjusted EBITDA have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading “Normalized Adjusted EBITDA Reconciliation” following the Consolidated Statements of Operations included in this press release.

About TSS, Inc.

TSS is a trusted single source provider of mission-critical planning, design, system integration, deployment, maintenance and evolution of data centers facilities and information infrastructure. TSS specializes in customizable end to end solutions powered by industry experts and innovative services that include technology consulting, engineering, design, construction, operations, facilities management, technology system installation and integration, as well as maintenance for traditional and modular data centers. www.totalsitesolutions.com or call 888-321-4877.

Forward Looking Statements

This press release may contain “forward-looking statements” -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “prospects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: our independent registered public accounting firm’s report on our 2014 financial statements contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern; we may not have sufficient resources to fund our business and may need to issue debt or equity to obtain additional funding; our reliance on a significant portion of our revenues from a limited number of customers; risks relating to operating in a highly competitive industry; risks relating to the failure to maintain effective internal control over financial reporting; risks relating to rapid technological, structural, and competitive changes affecting the industries we serve; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2014. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Company Contact:

TSS, Inc.

John Penver, CFO

Phone: (512) 310-1000

TSS, Inc.

Consolidated Balance Sheets

(In thousands except par values)

	September 30,	December 31
	2015	2014
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$993	$1,378
Contract and other receivables, net	3,239	3,951
Costs and estimated earnings in excess of billings on uncompleted contracts	900	1,042
Inventories, net	74	154
Prepaid expenses and other current assets	503	243
Total current assets	5,709	6,768
Property and equipment, net	672	670
Goodwill	1,907	1,907
Intangible assets, net	876	979
Other assets	74	91
Total assets	$9,238	$10,415
Liabilities and Stockholders’ Equity
Current Liabilities
Convertible notes payable, current portion, net	$575	$149
Borrowings under credit facility	1,392	1,171
Accounts payable and accrued expenses	4,770	5,547
Billings in excess of costs and estimated earnings on uncompleted contracts	2,429	2,009
Total current liabilities	9,166	8,876
Convertible notes, less current portion, net	793	575
Other liabilities	5	18
Total liabilities	9,964	9,469

Stockholders’ Equity
Preferred stock- $.0001 par value; 1,000 shares authorized at September 30, 2015 and December 31, 2014; none issued	-	-
Common stock- $.0001 par value, 49,000 shares authorized at September 30, 2015 and December 31, 2014: 16,276 and 15,853 issued at September 30, 2015 and December 31, 2014, respectively	2	2
Additional paid-in capital	68,200	67,651
Treasury stock 644 shares at cost at September 30, 2015
and December 31, 2014.	(1,512)	(1,512)
Accumulated deficit	(67,416)	(65,195)
Total stockholders' equity (deficit)	(726)	946
Total liabilities and stockholders’ equity (deficit)	$9,238	$10,415

TSS, Inc.

Consolidated Statements of Operations

(In thousands except per-share values)

(unaudited)

	Three Months Ended Sept 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Results of Operations:
Revenue	$6,292	$6,213	$19,411	$19,575
Cost of revenue, excluding depreciation and amortization	4,292	4,051	13,565	13,518
Gross profit, excluding depreciation and amortization	2,000	2,162	5,846	6,057
Operating expenses:
Selling, general and administrative	2,383	2,326	7,412	8,036
Depreciation and amortization	144	129	422	371
Total operating costs	2,527	2,455	7,834	8,407
Operating (loss) income	(527)	(293)	(1,988)	(2,350)
Interest income (expense), net	(74)	(73)	(233)	(210)
Other income (expense), net	-	-	-	-
(Loss) income before income taxes	(601)	(366)	(2,221)	(2,560)
Income tax expense	-	-	-	-
Net (loss) income	$(601)	$(366)	$(2,221)	$(2,560)
Basic and diluted loss per Share:
Loss per common share	$(0.04)	$(0.02)	$(0.14)	$(0.17)
Weighted average common shares outstanding	15,665	15,075	15,474	14,935

TSS, Inc.

Normalized Adjusted EBITDA Reconciliation

(In thousands, unaudited)

	Three Months Ended Sept 30,		Nine Months Ended Sept. 30,
	2015	2014	2015	2014

Net income (loss)	$(601)	$(366)	$(2,221)	$(2,560)
Interest income (expense), net	74	73	233	210
Depreciation and amortization	144	129	422	371
EBITDA	$(383)	$(164)	$(1,566)	$(1,979)

Stock based compensation	131	108	381	362
Provision for bad debts	-	(37)	-	12
Adjusted EBITDA	$(252)	$(93)	$(1,185)	$(1605)

Severance charges	5	35	30	35
Other professional services	75	-	131	-
Other expenses	-	8	140	452
Normalized Adjusted EBITDA	$(172)	$(50)	$(884)	$(1,233)